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                                                                  Exhibit (9)(b)
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                              CONSULTING AGREEMENT

                                     BETWEEN

                         ASSOCIATION OF SCHOOL BUSINESS
                             OFFICIALS INTERNATIONAL

                                       AND

                         CADRE FINANCIAL SERVICES, INC.

                                  _______, 1997


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                              CONSULTING AGREEMENT

         This Agreement, executed on _______, 1997, is made by and between ASSOCIATION OF SCHOOL BUSINESS OFFICIALS INTERNATIONAL ("ASBO"), and CADRE FINANCIAL SERVICES, INC., a New York corporation ("Cadre"):


                                    RECITALS



                  Investment Services for Education Associations Trust (the "Trust") is registered with the Securities and Exchange Commission as an open-end, diversified investment company under the Investment Company Act of 1940 and the Fund's Shares are registered under the Securities Act of 1933;

                  Cadre has entered into an Investment Advisory Agreement and an Administration Agreement (collectively, the "Cadre Agreements") with the Trust dated _______, 1997, to provide investment adviser to the Fund, which will operate as a money market mutual fund; and

                  Cadre desires to avail itself of the experience, and consulting assistance of ASBO in providing the services required under the Cadre Agreements.

NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1

                             APPOINTMENT, DUTIES AND
                           COMPENSATION OF CONSULTANT

         1.1 APPOINTMENT AS CONSULTANT. Cadre hereby retains ASBO as a consultant on the terms and for the period set forth in this Agreement, and ASBO hereby accepts such appointment and agrees to provide consulting services for the compensation set forth in this Agreement.


         1.2 SERVICES AS CONSULTANT.  ASBO shall:

                  (a) Consult with, advise and provide Cadre and its affiliate, Cadre Securities, Inc. ("Cadre Securities'), information about the members of ASBO Council of Northern and Central California and others who are eligible to invest in the Fund in order to assist Cadre and its affiliate in providing services to the Fund and its shareholders;

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                  (b) Schedule and announce through its publications,
informational meetings and seminars at which representatives of Cadre Securities, who are licensed as securities salesmen, will discuss the Fund and related matters;

                  (c) Consult with Cadre as to local facilities to be used in connection with the administration and operation of the Fund;

                  (d) Assist in the preparation and dissemination of information with respect to the existence of the Fund;

                  (e) Allow the use of its publications to give information on how to obtain materials concerning the Fund;

                  (f) Consult with the Fund and Cadre regarding coordination of efforts and the resolution of operational difficulties that may arise between the Fund and persons that are or may become participants in the Fund;

                  (g) Provide Cadre Securities with mailing lists of potential participants in the Fund;

                  (h) Permit the use of its logos in informational materials prepared regarding the Fund; and

                  (i) Retain education industry associations and others to assist ASBO in providing the consulting services required under this Agreement.


         1.3 LIMITATIONS ON ACTIONS OF CONSULTANT. ASBO understands that neither it nor any other person whom it may retain as provided in Section 1.2(i) shall have any discretion to accept or reject the application of any person to become a shareholder in the Fund. It will forward all requests for information regarding the Fund received by it directly to Cadre for appropriate action. ASBO further understands and agrees that neither it nor any person it retains as a consultant as provided in Section 1.2(i) will:

                  (a) Accept application or registration forms from persons seeking to become participants by buying Shares of the Fund;

                  (b) Accept any cash, checks, wire transfers, or other forms of payment from any person that may be remitted for the purchase of Shares in the Fund;

                  (c) Deliver any Prospectus, Statement of Additional Information or other informational or advertising document prepared in connection with the offering of Shares by the Fund to any person or potential participant in the Fund;


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                  (d) Engage in the offer or sale of Shares of the Fund; or

                  (e) Permit its employees and agents, or the employees and agents of any other person retained to provide consulting services pursuant to
Section 1.2(i), to engage in, and will take reasonable action to prevent such employees and agents from engaging in, the activities described in this Section
1.3 or any other activity primarily intended to result in sales of Shares of the Fund.


         1.4 COMPENSATION AS CONSULTANT. Cadre Consulting agrees to pay to ASBO for its services as consultant a fee, which shall be calculated daily, payable monthly and computed at an annual percentage rate of the Fund's average daily net assets, in an amount equal to .02% of the Fund's average daily net assets and .05% of the average daily net assets of shareholders who are members of ASBO.

Notwithstanding the foregoing, ASBO shall not be paid any fees during the ___ month period following the date on which the Fund commences operations following the initial declaration by the Securities and Exchange Commission of the effectiveness of the Fund's registration statement.

         ASBO may, in its discretion, assign and pay, or direct Cadre to pay, to any person retained as a consultant as permitted by Section 1.2(i) a portion of the fees payable under this Section 1.4, and Cadre agrees that it will pay such portion of the fees as may be directed in writing by ASBO.


                                   ARTICLE 2
                            LIMITATION OF LIABILITY


         ASBO shall not be liable for any error in judgement or mistake of law or for any loss suffered by Cadre in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or negligence, on its part in the performance of its duties under this Agreement; provided, the foregoing shall not limit ASBO's liability with respect to any breaches by it of this Agreement. ASBO shall not be liable for the payment of any of the administrative costs of the Fund.


                                   ARTICLE 3
                      DURATION, TERMINATION AND AMENDMENT


         3.1 DURATION OF AGREEMENT. This Agreement shall become effective immediately upon approval by a majority of the outstanding shares of the Fund and by a majority of the members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" of any such party (as that term is used in the Investment Company Act

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of 1940, as amended (the "1940 Act")), cast in person at a meeting of the Board of Trustees called for the purpose of voting on the approval of this Agreement. This Agreement shall remain in effect for two years from the date of its execution and shall continue from year to year thereafter, but only so long as such continuance is approved at least annually either by the vote of a majority of the Board of Trustees consisting of members who are not parties to this Agreement or "interested persons" of any such party (as that term is used in the 1940 Act) or by vote of a majority of the outstanding shares of the Fund.

         This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice to ASBO or by ASBO on sixty (60) days' written notice to Cadre. The Agreement may not be terminated by Cadre.

         This Agreement shall automatically terminate either in the event of its assignment within the meaning of Section 15(a) (4) of the 1940 Act or on the date that the Investment Advisory Agreement or the Administration Agreement described in the Recitals terminates.

         If ASBO ceases to act as a consultant under this Agreement, Cadre agrees that, at ASBO's request, it will take all necessary steps to discontinue use of any logo of ASBO or other indication of ASBO's support of the Fund.


         3.2 AMENDMENTS, ETC. No provision of this Agreement may be waived, amended or terminated except by an instrument in writing signed by Cadre and ASBO, and no amendment of Trustees in the manner required by Section 3.1 and, if required by the 1940 Act, by vote of a majority of the outstanding shares of the Fund.


                                    ARTICLE 4
                                  MISCELLANEOUS


         4.1 AMENDMENTS. This Agreement shall not be modified or amended without the consent of both parties hereto, which consent must be evidenced by an instrument in writing executed by each party hereto.


         4.2 CAPTIONS. The captions in this Agreement are included for convenience of reference only and shall in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.


         4.3 SEVERABILITY. If any provision of this Agreement shall be held invalid under any applicable statute or regulation or by a decision of a court of competent jurisdiction, such

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invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.


         4.4 BINDING EFFECT. This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and permitted assigns.


         4.5 NOTICES. Notices or consent of any kind required or permitted under this Agreement shall be in writing and shall be deemed duly delivered if delivered in person or if mailed by certified mail, return receipt requested, postage prepaid, to the appropriate party as follows:

                  a.       If to Cadre:

                  _______________________________
                  _______________________________
                  _______________________________

                  with a copy to;
                  Michael P. Malloy, Esquire
                  Drinker Biddle & Reath
                  Philadelphia National Bank Building
                  1345 Chestnut Street
                  Philadelphia, PA  19107-3496



                  b.       If to ASBO:

                  _______________________________
                  _______________________________
                  _______________________________



or at such other address as shall be specified by either party by notice given in the manner required by this Section 4.5.


         4.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.



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         4.7 APPLICABLE LAW. This Agreement shall be deemed to have been executed in the State of Delaware and the substantive laws of the State of Delaware shall govern the construction of this Agreement and the rights and remedies of the respective parties hereto.


         4.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.


                                        ASSOCIATION OF SCHOOL BUSINESS
                                        OFFICIALS INTERNATIONAL


                                        By_____________________________________
                                              Its______________________________



                                        CADRE FINANCIAL SERVICES, INC.


                                        By_____________________________________
                                              Its______________________________





















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